Exhibit 10.1

BIOMARIN PHARMACEUTICAL INC.

2006 Share Incentive Plan (the “Plan”)

Agreement Regarding Restricted Stock Units

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement Regarding Restricted Stock Units.

NOTICE OF RESTRICTED STOCK UNITS

You have been granted Restricted Stock Units related to the Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number: [                    ]

Grant Date: [                    ]

Total Number of Units Granted:                [                    ]

Vesting Schedule:

The Restricted Stock Units granted under this award, shall vest conditioned on your continuous service to the Company on the following schedule:

[insert vesting schedule]

Upon vesting, the units will automatically be converted into shares of the Company’s Common Stock on a 1:1 basis, subject to adjustment as provided in the Plan.

Tax Implications:

When you vest in units, the applicable employment tax and withholding requirements (if any) will be satisfied on a “net settlement” basis, meaning that the number of shares that you receive due to vesting will represent the difference between the total number of shares in which you vest and a number of shares having a fair market value sufficient to pay the minimum required statutory withholding due for such taxes.

Agreed and Accepted by:

Name:	Date: